Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Otis Worldwide Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01	Rule 415(a)(6)(1)	1,300,000(2)		—			Form S-3ASR	333-237550	July 31, 2020	—
	Total Offering Amounts					$—		$0
	Total Fees Previously Paid							$33,498.14(1)
	Total Fee Offsets							N/A
	Net Fee Due							$0

(1)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the registrant carried forward $33,498.14 in fees related to unsold securities that had been previously registered on its registration statement on Form S-3 (file no. 333-237550), filed with the U.S. Securities and Exchange Commission on, and effective on, July 31, 2020 (the “Unsold Securities”). Related filing fee was calculated in reliance on Rules 457(c) and 457(h). Accordingly, no registration fees are being paid at this time for the Unsold Securities. Concurrently with the filing of this registration statement, any offering of Unsold Securities pursuant to its registration statement on Form S-3 (file no. 333-237550) is hereby terminated.

(2)
Represents shares of Common Stock, par value $0.01 (“Common Stock”), per share that may be acquired by participants in the Otis Worldwide Corporation 2020 Long-Term Incentive Plan (the “Plan”), upon settlement on or after the date of the registration statement, of certain equity-based awards (collectively referred to as “awards”) issued pursuant to the Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued pursuant to such awards relating to adjustments for changes resulting from stock dividends, stock splits and similar changes. The number of shares of Common Stock registered is equal to the number of such awards issued pursuant to the Plan that remained outstanding as of March 10, 2023, rounded up.